UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2016

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2016, the Board of Directors of the Company approved an amendment to the Company’s Bylaws. The amendment changes the voting standard for uncontested director elections from a plurality plus voting standard to a majority vote standard. Accordingly, pursuant to the amendment, in future uncontested director elections, a director nominee will be elected only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The amendment retains a plurality voting standard in contested elections, which includes an election for which, as of the record date of any meeting of shareholders, there are more nominees for election than positions on the Board of Directors to be filled by that election. The amendment to the Company’s Bylaws were effective on March 13, 2016, the date they were approved by the Board of Directors. The foregoing description of the amendment of the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended, attached as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	3(ii)	Bylaws of the Brink’s Company, as amended and restated, effective March 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: March 17, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of the Brink’s Company, as amended and restated, effective March 13, 2016

3